EXHIBIT 23.8

SPROUSE & ANDERSON, L.L.P.
515 CONGRESS AVENUE, SUITE 1212
AUSTIN, TEXAS 78701
512-476-0717
512-476-0462 (fax)

CONSENT OF
SPROUSE & ANDERSON, L.L.P.

         We consent to the incorporation by reference in this Registration Statement of Royale Energy, Inc., on Form S-8, of our report dated April 6, 2007, appearing in the Annual Report on Form 10-K of Royale Energy, Inc., for the year ended December 31, 2006, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

SPROUSE & ANDERSON, L.L.P.

June 29, 2007